ADVISORY AGREEMENT ADVISORY AGREEMENT

     AGREEMENT made as of the 27th day of October, 1989 between UNITED SERVICES ADVISORS, INC., a corporation organized under the laws of the State of Texas and having its principal place of business in San Antonio, Texas (the "Manager"), and UNITED SERVICES FUNDS, a Massachusetts business trust having its principal place of business in San Antonio, Texas (the "Trust").

     WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust intends to initially offer shares in eleven series, the U.S. Gold Shares Fund, U.S. Growth Fund, U.S. Income Fund, Prospector Fund, U.S. Tax Free Fund, U.S. Treasury Securities Fund, U.S. Good and Bad Times Fund, U.S. LoCap Fund, U.S. New Prospector Fund, U.S. GNMA Fund, U.S. Real Estate Fund, [such series (the "Initial Funds") together with all other series subsequently established by the Trust with respect to which the Trust desires to retain the Manager to render investment advisory services hereunder and the Manager is willing so to do, being herein collectively referred to as the "Funds"];

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.   APPOINTMENT OF MANAGER.

     (a) Initial Funds. The Trust hereby appoints the Manager to act as manager and investment adviser to each of the Initial Funds for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     (b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain the Manager to render management and investment advisory services hereunder, it shall so notify the Manager in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Manager is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

2.   DUTIES OF MANAGER.

     The Manager, at its own expense, shall furnish the following services and facilities to the Trust:

     (a) Investment Program. The Manager will (i) furnish continuously an investment program of each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Fund. The Manager will also manage, supervise and conduct the other affairs and business of the Trust and each Fund thereof and matters incidental thereto, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Declaration of Trust and By-laws and the 1940 Act.

     (b) Office Space and Facilities. The Manager shall furnish the Trust office space in the offices of the Manager, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for managing the affairs and investments of the Trust. These services are exclusive of the necessary services and records of any dividend disbursing agent, transfer agent, registrar or custodian, and accounting and bookkeeping services to be provided by the custodian.

     (c) Personnel. The Manager shall provide all necessary executive and clerical personnel for administering the affairs of the Trust, and shall compensate all personnel, officers and Trustees of the Trust if such persons are also employees of the Manager or its affiliates, except as provided in Paragraph 3(f) hereof.

     (d) Distribution Expenses. The Manager shall bear all sales, promotions or distribution expenses in connection with the distribution of shares of any Fund and shall be the sole judge of the extent to which sales or promotion expenses shall be incurred; provided however, that the Manager shall not be obligated to pay for any portion of the cost of prospectuses or periodic reports provided to shareholders. Expenses incurred in complying with laws regulating the issue or sale of securities shall not be deemed to be sales, promotion or distribution expenses.

     (e) Portfolio Transactions. The Manager shall place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Manager, although the Trust will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(c). In executing portfolio transactions and selecting brokers or dealers, the Manager will use its best efforts to seek on behalf of the Trust or any Fund thereof the best overall terms available. In assessing the best overall terms available for any transaction, the Manager shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Fund and/or other accounts over which the Manager or an affiliate of the Manager exercises investment discretion. The Manager is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

3.   ALLOCATION OF EXPENSES.

Except for the services and facilities to be provided by the Manager as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Manager for any such expenses incurred by the Manager. The expenses to be borne by the Trust shall include, without limitation:

     (a) The charges and expenses of any registrar, stock transfer or dividend disbursing agent, custodian, or depository appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

     (b)  the charges and expenses of auditors;

     (c) brokerage commissions for transactions in the portfolio securities of the Trust;

     (d) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other governmental agencies;

     (e) the cost of stock certificates (if any) representing shares of the Trust;

     (f) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursement of actual expenses incurred by the Manager in performing such functions for the Trust, and including compensation of persons who are Manager employees in proportion to the relative time spent on such matters;

     (g) all expenses of shareholders' and Trustees' meetings committees, and of preparing, printing and mailing reports, semi-annual reports, annual reports and other communications to shareholders;

     (h) all expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to shareholders (but not expenses of printing and mailing of prospectuses and literature used for promotional purposes);

     (i) compensation and travel expenses of Trustees who are not "interested persons" within the meaning of the 1940 Act;

     (j) the expense of furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing;

     (k) charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure and relations with its shareholders, issuance of Trust shares, and registration and qualification of securities under Federal, state and other laws;

     (1) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute, the No Load Mutual Fund Association, or Commerce Clearing House by officers and Trustees of
          the  Trust,   and  the   membership  or   association   dues  of  such
          organizations;

     (m) the cost and expense of maintaining the books and records of the Trust, including general ledger accounting;

     (n) the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act;

     (o)  interest payable on Trust borrowings; and

     (p)  postage.

4.   ADVISORY FEE.

     (a) For the services and facilities to be provided to each of the Funds by the Manager as provided in Paragraph 2 hereof, the Trust shall pay the Manager a monthly fee with respect to each of the Funds as soon as practical after the last day of each calendar month, which fee shall be paid at the rate set forth below based upon the Monthly Average Net Assets [as defined in subparagraph (c) below] of such Fund for such calendar month:

                             ADVISORY FEE SCHEDULE

MONTHLY AVERAGE                                        MONTHLY
NET ASSETS                                             FEE RATE
--------------------------------                       --------------

                             U.S. GOLD SHARES FUND

Up to and including $250 million                       1/12 of .75%
Over $250 million                                      I/ 1 2 of .50%

                                U.S. GROWTH FUND

Up to and including $250 million                       1/12 of .75%
Over $250 million                                      1/12 of .50%

                                U.S. INCOME FUND

Up to and including $250 million                       1/12 of .75%
Over $250 million                                      1/12 of .50%

                                PROSPECTOR FUND

Up to and including $250 million                       1/12 of 1%
Over $250 million                                      1/12 of .50%

                         U.S. TREASURY SECURITIES FUND

Up to and including $250 million                       1/12 of .50%
Over $250 million                                      1/12 of .375%

                          U.S. GOOD AND BAD TIMES FUND

Up to and including $250 million                       1/12 of .75%
Over $250 million                                      1/12 of .50%

                                U.S. LOCAP FUND

Up to and including $250 million                       1/12 of 1%
Over $250 million                                      1/12 of .75%

                               U.S. TAX FREE FUND

Up to and including $250 million                       1/12 of .75%
Over $250 million                                      1/12 of .50%

                            U.S. NEW PROSPECTOR FUND

Up to and including $250 million                       1/12 of 1%
Over $250 million                                      1/12 of .50%

                                 U.S. GNMA FUND

Net Assets                                             I/ 1 2 of .66%

                             U.S. REAL ESTATE FUND

Up to and including $250 million                       1/12 of .75%
Over $250 million                                      1/12 of .50%

     (b) In the case of termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of such Fund for the business days during which it is so in effect.

     (c) The "Monthly Average Net Assets" of any Fund of the Trust for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust in accordance with the Declaration of Trust of the Trust, as of the close of business on each day during such month that such Fund was open for business, by (ii) the number of such days.

13.  EXPENSE LIMITATION.

The Manager agrees that for any fiscal year of the Trust during which the total of all expenses of the Trust (including investment advisory fees under this agreement, but excluding interest, portfolio brokerage commissions and expenses, taxes and extraordinary items) exceeds the lowest expense limitation imposed in any state in which the Trust is then making sales of its shares or in which its shares are then qualified for sale, the Manager will reimburse the Trust for such expenses not otherwise excluded from reimbursement by this Paragraph 5 to the extent that they exceed such expense limitation.

14.  TRUST TRANSACTIONS.

The Manager agrees that neither it nor any of its officers or Trustees will take any long or short term position in the shares of the Trust; provided, however, that such prohibition:

     (a) shall not prevent the Manager from purchasing shares of the Trust if orders to purchase such shares are placed upon the receipt by the Manager of purchase orders for such shares and are not in excess of such purchase orders received by the Manager; and

     (b) shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price at which such shares are available to the public at the time of purchase or as part of the initial capital of the Trust.

7.   RELATIONS WITH TRUST.

Subject to and in accordance with the Declaration of Trust and By-laws of the Trust and the Articles of Incorporation and By-laws of the Manager, respectively, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Manager are or may be interested in the Trust as Trustees, officers, shareholders, or otherwise, that the Manager (or any such successor) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Declaration of Trust, Articles of Incorporation and By-laws.

8.   LIABILITY OF MANAGER AND OFFICERS AND TRUSTEES OF THE TRUST.

No provision of this Agreement shall be deemed to protect the Manager against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

9.   DURATION AND TERMINATION OF THIS AGREEMENT.

     (a) Duration. This Agreement shall become effective with respect to each Initial Fund on the date hereof and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Manager in accordance with Paragraph l(b) hereof that the Manager is willing to serve as Manager with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect until October 26, 1991 with respect to the Initial Funds and, with respect to each additional Fund, until the October 26 following the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of such Fund, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. However, the continuance of this Agreement with respect to any Fund other than the Initial Funds is subject to the approval of this Agreement by a majority of the outstanding voting shares of such Fund on or before the next October 26 following the date on which such Fund becomes a Fund hereunder.

          Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise.

     (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in he 1940
          Act), or by the Manager on sixty (60) days' written notice to the other party.

     (c)  Automatic   Termination.   This  Agreement  shall   automatically  and
          immediately terminate in the event of its assignment.

10.  NAME OF TRUST.

It is understood that the name "United Services", and any logo associated with that name, is the valuable property of United Services Advisors, Inc., and that the Trust has the right to include "United Services' as a part of its name only so long as this Agreement shall continue. Upon termination of this Agreement the Trust shall forthwith cease to use the United Services name and logos and shall submit to its shareholders an amendment to its Declaration of Trust to change the Trust's name.

11.      PRIOR AGREEMENT SUPERSEDED.

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

12.      SERVICES NOT EXCLUSIVE.

The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

13.      LIMITATION OF LIABILITY.

The term "United Services Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated July 31, 1984, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

UNITED SERVICES FUNDS                 UNITED SERVICES ADVISORS, INC.

By _____________________________      By _____________________________
Executive Vice President              Executive Vice President

Attest:                               Attest:

-------------------------------       -------------------------------
Secretary                             Secretary

                                     UNITED
                                    SERVICES
                                    ADVISORS
                                      INC.

                  INVESTMENT ADVISOR TO UNITED SERVICES FUNDS
--------------------------------------------------------------------------------

                                November 1, 1990

United Services Advisors, Inc.
11330 IH 10 West, Ste. 5300
San Antonio, Texas 78249

Gentlemen:

     Pursuant to Section l(b) of the Advisory Agreement dated October 27,1989 between United Services Funds (the "Trust") and United Services Advisors, Inc. (the "Manager"), please be advised that the Trust has established two new series of its shares, namely, the U.S. Vision 2020 Fund and the U.S. California Double Tax Free Fund, and please be further advised that the Trust desires to retain the Manager to render management and investment advisor services under the Advisory Agreement to these Funds at the fees stated below:

MONTHLY AVERAGE NET ASSETS                        MONTHLY FEE RATE

                              U.S. VISION 2020 FUND

Up to and including $250 million                  1/12 of .75%
over $250 million 1/12 of .50%

                      U.S. CALIFORNIA DOUBLE TAX FREE FUND

Up to and including $250 million                  1/12 of .75%
Over $250 million                                 1/12 of .50%

     Please stated below whether you are willing to render such services at the fees stated above.

                                        UNITED SERVICES FUNDS

Attest:________________________         By: __________________________
                  Secretary                 Executive Vice President

Date: November 1, 1990

     We are willing to render management and investment advisory services to the U.S. Vision 2020 Fund and the U.S. California Double Tax Free Fund at the fees stated above.

                                        UNITED SERVICES ADVISORS, INC.

Attest: _______________________         By: __________________________
                  Assistant Secretary       Executive Vice President

Date:             November 1, 1990

                                     UNITED
                                    SERVICES
                                    ADVISORS
                                      INC.

                  INVESTMENT ADVISOR TO UNITED SERVICES FUNDS
--------------------------------------------------------------------------------

                                November 1, 1990

United Services Advisors, Inc.
11330 IH 10 West, Ste. 5300
San Antonio, Texas 78249

Gentlemen:

     The purpose of this letter is to correct the November 1, 1990 Letter Agreement which erroneously stated the fees to be charged to the named Funds from effective registration.

     Pursuant to Section l(b) of the Advisory Agreement dated October 27, 1989 between United Services Funds (the "Trust") and United Services Advisors, Inc. (the "Manager"), please be advised that the Trust has established two new series of its shares, namely, the U.S. Vision 2020 Fund and the U.S. California Double Tax Free Fund, and please be further advised that the Trust desires to retain the Manager to render management and investment advisor services under the Advisory Agreement to these Funds at the fees stated below:

                             U.S. VISION 2020 FUND

Monthly Average Net Assets                             1/12 of .50%

                      U.S. CALIFORNIA DOUBLE TAX FREE FUND

Monthly Average Net Assets                             1/12 of .50%

     Please state below whether you are willing to render such services at the fees stated above.

                                             UNITED SERVICES FUNDS

Attest:________________________              By: __________________________
                  Secretary                      Executive Vice President

Date: March 6, 199

     We are willing to render management and investment advisory services to the U.S. Vision 200 the U.S. California Double Tax Free Fund at the fees stated above.

                                             UNITED SERVICES ADVISORS, INC.

Attest: _______________________              By: __________________________
                  Secretary                      Executive Vice President

Date: March 6, 1991

                                     UNITED
                                    SERVICES
                                    ADVISORS
                                      INC.

                  INVESTMENT ADVISOR TO UNITED SERVICES FUNDS
--------------------------------------------------------------------------------

                                  March 6, 1992

United Services Advisors, Inc.
11330 IH 10 West, Ste. 5300
San Antonio, Texas 78229

Gentlemen:

     Pursuant to Section l(b) of the Advisory Agreement dated October 27, 1989 between United Services Funds (the "Trust") and United Services Advisors, Inc. (the "Manager"), please be advised that the Trust has established one new series of its shares, namely, the U.S. Treasury Bond Fund, and please be further advised that the Trust desires to retain the Manager to render management and investment advisory services under the Advisory Agreement to this Fund at the fees stated below:

                            U.S. TREASURY BOND FUND

Monthly Average Net Assets                             1/12 of .50%

     Please state below whether you are willing to render such services at the fees stated above.

                                             UNITED SERVICES FUNDS

Attest:                                      By:
     Secretary                                   President

Date: May 15, 1992

     We are willing to render management and investment advisory services to the U.S. Treasury Bond Fund at the fee stated above.

Attest:                                      By

     Secretary                                   Executive Vice President

                             UNITED SERVICES FUNDS

                                February 19, 1993

United Services Advisors, Inc.
7900 Callaghan Road
San Antonio, Texas 78229

Gentlemen:

     Pursuant to Section l(b) of the Advisory Agreement dated October 27, 1989 between United Services Funds (the "Trust") and United Services Advisors, Inc. (the "Manager"), please be advised that the Trust has established one new series of its shares, namely, the United Services Adjustable Government Fund, and please be further advised that the Trust desires to retain the Manager to render management and investment advisory services under the Advisory Agreement to this Fund at the fees stated below:

                   UNITED SERVICES ADJUSTABLE GOVERNMENT FUND

Monthly Average Net Assets                           1/12 of .30%

     Please state below whether you are willing to render such services at the fees stated above.

                                        UNITED SERVICES FUNDS

Attest:                                 By:
        Secretary                           Executive Vice President

Date: March 1, 1993

     We are willing to render management and investment advisory services to the United Services Adjustable Government Fund at the fee stated above.

                                        UNITED SERVICES ADVISORS, INC.

Attest:                                 By:
     Secretary                               Executive Vice President

                              UNITED SERVICES FUNDS

                                October 20, 1993

United Services Advisors, Inc.
7900 Callaghan Road
Sam Antonio, Texas 78229

Gentlemen:

     Pursuant to Section I (b) of the Advisory Agreement dated October 27, 1989 between United Services Funds (the "Trust") and United Services Advisors, Inc. (the "Manager"), please be advised that the Trust has established one new series of its shares, namely, the U.S. China Opportunity Fund, and please be further advised that the Trust desires to retain the Manager to render management and investment advisory services under the Advisory Agreement to this Fund at the fees stated below:

                          U.S. CHINA OPPORTUNITY FUND

Monthly Average Net Assets                        1/12 of I.25%

     Please state below whether you are willing to render such services at the fees stated above.

                                                  UNITED SERVICES FUNDS

Attest:                                           By:

                  Secretary                       Executive Vice President

Date:

     We are willing to render management and investment advisory services to the U.S. China Opportunity Fund at the fee stated above.

                                                  UNITED SERVICES ADVISORS, INC.

Attest:                                           By:

        Secretary                                 Executive Vice President

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